                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: June 28, 1999

                         Commission File No. 001-13783

                      INTEGRATED ELECTRICAL SERVICES, INC.

             (Exact name of registrant as specified in its charter)

         DELAWARE                                       76-0542208
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                             515 Post Oak Boulevard
                                   Suite 450
                                Houston, Texas         77027-9408
              (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (713) 860-1500

ITEM 5.  OTHER EVENTS

         Integrated Electrical Services, Inc., a Delaware corporation (the "Company") is a leading national provider and consolidator of electrical contracting and maintenance services, focusing primarily on the commercial, industrial, residential, powerline and data technology markets. In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired or to be acquired, the Company is filing this Current Report containing the following audited and pro forma financial statements.

         (a)      Financial Statements of Businesses Acquired
                  See Pages 1 through 12

                          Independent Auditors' Report



The Board of Directors
Pan American Electric, Inc.
Nashville, Tennessee


We have audited the accompanying balance sheets of Pan American Electric, Inc. as of August 31, 1998 and 1997, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pan American Electric, Inc. as of August 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




Cooper, Travis & Company, PLC
Certified Public Accountants


Nashville, Tennessee
October 23, 1998

                          PAN AMERICAN ELECTRIC, INC.
                                 BALANCE SHEETS
                            AUGUST 31, 1998 AND 1997





                                     ASSETS

                                                                                                  See Note 13
                                                                                                  ------------
                                                                                                  (Unaudited)
                                                                                                  February 28,
                                                                  1998              1997              1999
                                                              ------------      ------------      ------------
Current Assets
     Cash                                                     $    302,835      $    204,163      $  2,286,537
     Accounts receivable:
          Estimates due on contracts and service - Note 2        5,164,418         4,950,054         6,154,982
          Retainage due on contracts - Note 2                    2,304,496         2,121,852         3,057,721
          Employees                                                 10,596             7,265             7,697
          Other                                                     83,417             2,730             7,798
     Costs and estimated earnings in excess of billings
          on uncompleted contracts - Notes 1(b) and 3            1,161,620           526,511         1,695,521
     Inventory                                                        --               2,010              --
     Prepaid taxes                                                  41,035            41,948            41,035
                                                              ------------      ------------      ------------
               Total current assets                              9,068,417         7,856,533        13,251,291
                                                              ------------      ------------      ------------

Property and Equipment - Note 1(c)
     Tools and equipment                                           189,617           449,689           201,004
     Automobiles and trucks                                        226,522           286,970           226,522
     Furniture and fixtures                                        125,274           196,445           131,180
     Leasehold improvements                                           --              80,312              --
                                                              ------------      ------------      ------------
               Total property and equipment, at cost               541,413         1,013,416           558,706
     Less:  Accumulated depreciation                              (448,220)         (843,361)         (468,529)
                                                              ------------      ------------      ------------
               Total property and equipment, net                    93,193           170,055            90,177
                                                              ------------      ------------      ------------

Other Assets
     Deposits - plans, utilities and other                          91,256            18,884            49,536
                                                              ------------      ------------      ------------


               Total assets                                   $  9,252,866      $  8,045,472      $ 13,391,004
                                                              ============      ============      ============




SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          PAN AMERICAN ELECTRIC, INC.
                                 BALANCE SHEETS
                            AUGUST 31, 1998 AND 1997





                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                                 See Note 13
                                                                                                 -----------
                                                                                                 (Unaudited)
                                                                                                 February 28,
                                                                    1998            1997            1999
                                                                 -----------     -----------     -----------
Current Liabilities
     Note payable, stockholder - Note 5                          $   213,500     $      --       $ 1,595,046
     Accounts payable, trade (including $31,223 and
           $189,233, respectively, to related parties)             3,001,413       2,258,432       5,864,832
     Retainage due subcontractors                                     46,982           7,753          78,944
     Billings in excess of costs and estimated earnings
           on uncompleted contracts - Notes 1(b) and 3               906,185         741,390       1,940,359
     Accrued expenses - Note 6                                     2,042,054       1,779,709         605,201
     State franchise and income taxes: - Notes 1(d) and 7
           Current                                                    15,800          19,200           6,695
           Deferred                                                    2,600           2,600           2,600
                                                                 -----------     -----------     -----------
                  Total current liabilities                        6,228,534       4,809,084      10,093,677
                                                                 -----------     -----------     -----------



Stockholders' Equity
     Common stock ($1 par value; 100,000 shares
           authorized; 50,000 shares issued and
           outstanding)                                               50,000          50,000          50,000
     Retained earnings                                             2,974,332       3,186,388       3,247,327
                                                                 -----------     -----------     -----------
                  Total stockholders' equity                       3,024,332       3,236,388       3,297,327
                                                                 -----------     -----------     -----------





                  Total liabilities and stockholders' equity     $ 9,252,866     $ 8,045,472     $13,391,004
                                                                 ===========     ===========     ===========


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

]
                          PAN AMERICAN ELECTRIC, INC.
                              STATEMENTS OF INCOME
                  FOR THE YEARS ENDED AUGUST 31, 1998 AND 1997


                                                                                          See Note 13
                                                                                  ---------------------------
                                                                                  (Unaudited)     (Unaudited)
                                                                                  Six Months      Six Months
                                                                                     Ended           Ended
                                                                                  February 28,    February 28,
                                                      1998            1997            1999            1998
                                                  -----------     -----------     -----------     -----------
Revenues                                          $35,903,105     $33,758,776     $24,518,344     $15,366,340

Cost of Revenues                                   31,293,074      30,035,515      21,273,830      12,655,275
                                                  -----------     -----------     -----------     -----------

             Gross profit                           4,610,031       3,723,261       3,244,514       2,711,065

General and Administrative Expenses                 3,431,270       3,025,459       1,139,705       1,281,450

Other Income                                          169,711         171,371         178,855          60,589

Other Deductions                                      345,347         158,646          75,669         198,638
                                                  -----------     -----------     -----------     -----------

             Income before state income taxes       1,003,125         710,527       2,207,995       1,291,566
                                                  -----------     -----------     -----------     -----------

State Income Taxes
     Current                                           14,000          20,000            --              --
     Deferred                                            --               200            --              --
                                                  -----------     -----------     -----------     -----------
                                                       14,000          20,200            --              --
                                                  -----------     -----------     -----------     -----------

Net income                                        $   989,125     $   690,327     $ 2,207,995     $ 1,291,566
                                                  ===========     ===========     ===========     ===========



SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                      PAN AMERICAN ELECTRIC, INC.
                                    STATEMENTS OF RETAINED EARNINGS
                             FOR THE YEARS ENDED AUGUST 31, 1998 AND 1997




                                                                             See Note 13
                                                                             -----------
                                                                             (Unaudited)
                                                                             Six Months
                                                                               Ended
                                                                             February 28,
                                              1998              1997            1999
                                           -----------      -----------      -----------
Retained earnings at beginning of year     $ 3,186,388      $ 3,062,311      $ 2,974,332

Add:  Net income for the period                989,125          690,327        2,207,995

Less:  Distributions to stockholder         (1,201,181)        (566,250)      (1,935,000)
                                           -----------      -----------      -----------

Retained earnings at end of period         $ 2,974,332      $ 3,186,388      $ 3,247,327
                                           ===========      ===========      ===========





SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          PAN AMERICAN ELECTRIC, INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED AUGUST 31, 1998 AND 1997


                                                                                                             See Note 13
                                                                                                      --------------------------
                                                                                                      (Unaudited)    (Unaudited)
                                                                                                       Six Months     Six Months
                                                                                                        Ended           Ended
                                                                                                      February 28,    February 28,
                                                                         1998            1997            1999            1998
                                                                      ----------      ----------      ----------      ----------
Cash at Beginning of Year                                             $  204,163      $  856,353      $  302,835      $  204,163
                                                                      ----------      ----------      ----------      ----------
Cash flows from operating activities:
   Cash received from customers                                       35,035,783      33,445,873      23,350,447      15,875,503
   Cash paid to suppliers and employees                               (34,001,204)    (32,808,227)    (20,931,799)    (14,547,278)
   Interest received                                                      47,288          35,669          19,980          17,410
   Interest paid                                                            (921)        (59,710)        (59,836)           (921)
   Contributions paid                                                    (27,146)        (30,040)        (15,833)        (14,636)
   State income taxes paid                                               (17,400)        (22,300)         (9,105)        (22,000)
   Miscellaneous income                                                  122,423         135,702         158,875          43,179
                                                                      ----------      ----------      ----------      ----------
     Net cash provided by operating activities -  Schedule below       1,158,823         696,967       2,512,729       1,351,257
                                                                      ----------      ----------      ----------      ----------

Cash flows from investing activities:
   Distributions to stockholder                                       (1,201,181)       (566,250)           --              --
   Proceeds from sale of equipment                                         6,100            --              --             6,000
   Payments to purchase property and equipment                            (6,198)        (68,024)        (17,293)         (4,006)
   (Increase) decrease in deposits - plans, utilities and
     other, net                                                          (72,372)        (14,883)         41,720         (45,752)
                                                                      ----------      ----------      ----------      ----------
     Net cash provided (used) by investing activities                 (1,273,651)       (649,157)         24,427         (43,758)
                                                                      ----------      ----------      ----------      ----------

Cash flows from financing activities:
   Proceeds from stockholder debt                                        213,500            --              --              --
   Principal payments on stockholder debt                                   --          (700,000)       (553,454)           --
                                                                      ----------      ----------      ----------      ----------
     Net cash provided (used) by financing activities                    213,500        (700,000)       (553,454)           --
                                                                      ----------      ----------      ----------      ----------

Net increase (decrease) in cash                                           98,672        (652,190)      1,983,702       1,307,499
                                                                      ----------      ----------      ----------      ----------

Cash at End of Year                                                   $  302,835      $  204,163      $2,286,537      $1,511,662
                                                                      ==========      ==========      ==========      ==========
Reconciliation of net income to net cash provided by operating activities:
   Net income                                                         $  989,125      $  690,327      $2,207,995      $1,291,566
                                                                      ----------      ----------      ----------      ----------
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization                                      59,321          79,623          20,309          36,015
       Loss on sale of equipment                                          17,639            --              --            17,739
       Provision for deferred income taxes                                  --               200            --              --
       Effect on cash from changes in assets and liabilities:
         Increase in accounts receivable                                (481,026)       (747,777)     (1,665,271)       (229,780)
         (Increase) decrease in prepaid taxes                                913          (7,060)           --              --
         (Increase) decrease in inventory                                  2,010          (2,010)           --           (53,795)
         (Increase) decrease in other current assets                    (635,109)        508,414        (533,901)       (259,596)
         Increase (decrease) in accounts payable                         742,981        (394,039)      2,863,419       1,077,562
         Increase in other current liabilities                           466,369         571,589        (370,717)       (506,454)
         Decrease in state franchise and income taxes payable             (3,400)         (2,300)         (9,105)        (22,000)
                                                                      ----------      ----------      ----------      ----------
                 Total adjustments                                       169,698           6,640         304,734          59,691
                                                                      ----------      ----------      ----------      ----------

Net cash provided by operating activities                             $1,158,823      $  696,967      $2,512,729      $1,351,257
                                                                      ==========      ==========      ==========      ==========


Supplemental schedule of noncash investing and financing activities:
During the unaudited period ended February 28, 1999 the Company recorded a $1,935,000 note payable to its stockholder as a stockholder distribution.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          PAN AMERICAN ELECTRIC, INC.
                         NOTES TO FINANCIAL STATEMENTS
                            AUGUST 31, 1998 AND 1997


Note 1 - Summary of Significant Accounting Policies

a.       Business Activity

The Company is a construction contractor specializing in electrical work. The Company primarily serves commercial clients on a subcontract basis throughout the United States.

b.       Revenue Recognition

Revenues from long-term construction contracts are recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to estimated total costs for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct job costs and those indirect costs related to contract performance, such as indirect labor, payroll taxes, supplies, insurance, equipment repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which the losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

c.       Property and Equipment

Property and equipment are recorded at cost. Expenditures for repairs and maintenance are charged to expense as incurred. The cost of equipment and leasehold improvements is depreciated using the straight-line method for financial reporting purposes and the straight-line and various accelerated methods for income tax reporting purposes over estimated useful lives ranging from 3 to 10 years.

Depreciation expense for the years ended August 31, 1998 and 1997 amounted to $59,321 and $79,623 for financial reporting purposes and $18,172 and $83,063 for income tax reporting purposes, respectively.

d.       Income Taxes - Subchapter S Election

The Company recognizes income from construction contracts on the percentage-of-completion method for both financial reporting and tax reporting purposes.

                          PAN AMERICAN ELECTRIC, INC.
                         NOTES TO FINANCIAL STATEMENTS
                            AUGUST 31, 1998 AND 1997


Note 1 - Continued

On September 1, 1987, the Company elected to be taxed under Subchapter S of the Internal Revenue Code, whereby federal income taxes are payable by the stockholders on income earned by the Corporation; therefore, these financial statements contain no provision for federal income taxes.

Provision has been made for current corporate state income taxes and additional deferred state income taxes applicable to depreciation timing differences reported in the financial statements, but deferred to future periods for tax purposes.

The Company's "tax basis" taxable income for the year ended August 31, 1998, amounted to $214,000 which will increase the stockholders' personal federal income tax liability for 1998 by approximately $85,000. The Company distributed the $85,000 to the stockholders prior to August 31, 1998.

e.       Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at August 31, 1998 or 1997.

f.       Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Contract Receivables

Contract receivables at August 31, 1998 and 1997 are summarized as follows:


                                                  1998           1997
                                              ----------     ----------
        Estimates and service receivable:
           Completed contracts                $  598,693     $  511,022
           Uncompleted contracts               4,565,725      4,439,032
                                              ----------     ----------

                                              $5,164,418     $4,950,054
                                              ==========     ==========

        Retainage receivable:
           Completed contracts                $  459,296     $  135,625
           Uncompleted contracts               1,845,200      1,986,227
                                              ----------     ----------

                                              $2,304,496     $2,121,852
                                              ==========     ==========

                          PAN AMERICAN ELECTRIC, INC.
                         NOTES TO FINANCIAL STATEMENTS
                            AUGUST 31, 1998 AND 1997

Note 3 - Uncompleted Contracts

As outlined in Note 1(b), the Company recognizes income from long-term contracts on the percentage-of-completion method. Information concerning uncompleted contracts at August 31, 1998 and 1997 is as follows:


                                             1998              1997
                                        ------------      ------------
Costs incurred on uncompleted
   contracts                            $ 33,254,535      $ 40,212,959
Estimated earnings recognized              1,475,750         2,664,453
                                        ------------      ------------
                                          34,730,285        42,877,412
Less:  Billings to date                  (34,474,850)      (43,092,291)
                                        ------------      ------------

Percentage-of-completion adjustment     $    255,435      $   (214,879)
                                        ============      ============

Included in the accompanying balance sheets as follows:


                                                  1998             1997
                                              -----------      -----------
Costs and estimated earnings in excess
   of billings on uncompleted contracts       $ 1,161,620      $   526,511

Billings in excess of costs and estimated
   earnings on uncompleted contracts             (906,185)        (741,390)
                                              -----------      -----------

                                              $   255,435      $  (214,879)
                                              ===========      ===========

Note 4 - Bank Line of Credit

The Company has available a $1,100,000 line of credit with the First American National Bank, Nashville, Tennessee. The line of credit bears interest at 1/2 percent over the bank's "Index Rate" and matures on April 30, 1999. The line of credit is secured by substantially all of the assets of the Company. There was no outstanding balance at August 31, 1998; however, the First American National Bank has established an irrevocable and unconditional letter of credit in the favor of United States Fidelity and Guaranty Company (USF&G) as beneficiary, in the amount of $400,000. The purpose of this letter of credit is to secure the USF&G against default by the Company in the paying of claims up to their deductible of $50,000 per claimant. As a result, the Company has $700,000 available on their line of credit.

                          PAN AMERICAN ELECTRIC, INC.
                         NOTES TO FINANCIAL STATEMENTS
                            AUGUST 31, 1998 AND 1997


Note 5 - Note Payable, Stockholder

At August 31, 1998, the Company had an unsecured note in the amount of $213,500 due its majority stockholder. The note was paid in full subsequent to year end August 31, 1998.


Note 6 - Accrued Expenses

Accrued expenses are composed of the following at August 31, 1998 and 1997:


                                              1998           1997
                                           ----------     ----------
Salaries, wages and bonuses                $1,290,000     $1,152,962
Withheld payroll taxes and deductions         147,256        192,671
Insurance premiums                            248,432        179,991
Legal and professional                        170,000        150,000
401(k) expense and contribution                75,000         78,946
Payroll processing fee - related party         21,366         25,139
Rent                                           90,000           --
                                           ----------     ----------
                                           $2,042,054     $1,779,709
                                           ==========     ==========

Note 7 - Deferred Income Taxes

As outlined in Note 1(d), the Company provides for deferred state income taxes applicable to depreciation timing differences reported in the financial statements, but deferred to future periods for tax purposes. The amount of net deferred items is the difference in the methods used for the calculation of depreciation. The following schedule summarizes the calculation of the liability for deferred state income taxes at August 31, 1998 and 1997:


                                             1998 and 1997
                                            --------------
Net deferred items                          $       43,750
Estimated state tax rates                   x            6%
                                            --------------
Deferred state income tax
   liability (rounded)                      $        2,600
                                            ==============

                          PAN AMERICAN ELECTRIC, INC.
                         NOTES TO FINANCIAL STATEMENTS
                            AUGUST 31, 1998 AND 1997


Note 8 - Backlog

The following schedule is a reconciliation of backlog representing contracts in progress at August 31, 1998 and 1997:


                                            1998              1997
                                        ------------      ------------
Balance, beginning of year              $ 18,198,806      $ 22,609,004
New contracts executed and contract
   adjustments                            40,867,906        29,348,578
                                        ------------      ------------
                                          59,066,712        51,957,582
Less:  Contract revenue earned for
       the year                          (35,903,105)      (33,758,776)
                                        ------------      ------------

Balance, end of year                    $ 23,163,607      $ 18,198,806
                                        ============      ============


Note 9 - Related Party Transactions

The Company leases office and warehouse facilities from related parties. Rental expense paid amounted to $237,350 and $152,650, respectively, for the years ended August 31, 1998 and 1997. The lease expires in September, 2002.

The Company also subcontracts work to a Company owned by a minority stockholder. Subcontract expense paid to the related party amounted to $54,281 and $70,174, respectively, for the years ended August 31, 1998 and 1997.

A related party provides payroll services to the Company for its field labor totaling $9,300,299 and $11,254,324, respectively, for the years ended August 31, 1998 and 1997. Fees for these services amounted to $21,386 and $21,439, respectively, for the years ended August 31, 1998 and 1997.


Note 10 - Significant Concentrations of Credit Risk

The Company has concentrated its credit risk for cash by maintaining deposits in banks located within the same geographic region. The maximum loss that would have resulted from that risk totaled $1,430,301 and $1,004,105, respectively, at August 31, 1998 and 1997 for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the Federal Deposit Insurance Corporation (FDIC).

In addition, the Company in the normal course of business grants credit to its customers throughout the United States.

                          PAN AMERICAN ELECTRIC, INC.
                         NOTES TO FINANCIAL STATEMENTS
                            AUGUST 31, 1998 AND 1997


Note 11 - Operating Leases

The Company has entered into various operating leases for equipment. Payments on these leases for the year ended August 31, 1998 totaled $326,426. The Company also leases office and warehouse facilities from related parties as disclosed in Note 9. Minimum future lease payments are as follows:


                                                             Office and
                      Year Ended August 31,     Equipment    Warehouse
                                                ---------    ----------
                            1999                $116,636     $192,000
                            2000                 139,245      192,000
                            2001                      --      192,000
                            2002                      --      192,000
                            2003                      --       16,000
                                                --------     --------

                                                $255,881     $784,000
                                                ========     ========

Note 12 - Retirement Plan

Effective September 1, 1994, the Company established a defined contribution retirement plan under Internal Revenue Code Section 401(k). The plan covers substantially all full time employees. Annual matching contributions by the Company are determined at the sole discretion of the Board of Directors. During the years ended August 31, 1998 and 1997, the Company made contributions totaling $75,000 and $37,500, respectively.

In addition, the Company provides a flexible benefit "cafeteria" plan under Internal Revenue Code Section 125. The Company has no funding obligation under such plan.


Note 13 - Unaudited Interim Financial Information

The interim financial statements for the six months ended February 28, 1999 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

ITEM 7.  (B)      PRO FORMA FINANCIAL INFORMATION

                      INTEGRATED ELECTRICAL SERVICES, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

         The unaudited pro forma balance sheet reflects the acquisitions by Integrated Electrical Services, Inc. ("IES"), of 16 electrical contracting and maintenance businesses from April 1, 1999 through June 18, 1999 (the "June Quarter Acquisitions"), and Pan American Electric, Inc. ("Pan American") as if they had occurred on March 31, 1999. The unaudited pro forma statements of operations for the year ended September 30, 1998, presents the statement of operations data to give effect to the 65 electrical contracting and maintenance companies and related entities (including the 16 companies acquired concurrent with IES' IPO) acquired through June 18, 1999 (the "Previously Closed Acquisitions"), Pan American and the related pro forma adjustments as if they had occurred on October 1, 1997. The unaudited pro forma statement of operations for the six months ended March 31, 1999, presents the statement of operations data to give effect to the Previously Closed Acquisitions, Pan American and the related pro forma adjustments as if they had occurred on the earlier of their date of acquisition or October 1, 1998.

         IES has analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Acquisitions have contractually agreed to changes in salary, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma combined statement of operations.

         Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IES's combined financial position or results of operations would actually have been if such transactions in fact had occurred on these dates and are not necessarily representative of IES's combined financial position or results of operations for any future period. Since the acquired entities were not under common control or management prior to their acquisitions by IES, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto included in the company's Annual Report for the year ended September 30, 1998 filed on Form 10-K. See also "Business-Risk Factors" included elsewhere therein.

                      INTEGRATED ELECTRICAL SERVICES, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1999
                                 (IN THOUSANDS)


                                                           IES AND     JUNE QUARTER                         PRO FORMA    PRO FORMA
                                                        SUBSIDIARIES   ACQUISITIONS     PAN AMERICAN       ADJUSTMENTS     TOTAL
                                                       -------------  ---------------   --------------    ------------  -----------
 ASSETS

 CURRENT ASSETS:
   Cash.............................................   $      35,630  $         3,675   $        2,287    $    (36,392) $     5,200
   Receivables, net.................................         167,801           32,550            9,228              -       209,579
   Inventories, net.................................           8,995            1,553               -               -        10,548
   Cost and estimated earnings in excess of
       billings on uncompleted contracts............          21,129            7,060            1,696              -        29,885
    Prepaid expenses and other current assets.......           4,418            2,290               41              -         6,749
                                                       -------------  ---------------   --------------    ------------  -----------
      Total current assets..........................         237,973           47,128           13,252         (36,392)     261,961
RECEIVABLES FROM RELATED PARTIES....................             233               -                -               -           233
GOODWILL, NET.......................................         341,703               -                -           93,325      435,028
PROPERTY AND EQUIPMENT, NET.........................          29,721            8,089               90              -        37,900
OTHER NONCURRENT ASSETS.............................           9,013            1,994               49              -        11,056
                                                       -------------  ---------------   --------------    ------------  -----------
      Total assets..................................   $     618,643  $        57,211   $       13,391    $     56,933  $   746,178
                                                       =============  ===============   ==============    ============  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Short-term debt and current
       maturities of long-term debt.................   $         537  $         5,875   $        1,595    $    (7,470)  $       537
   Accounts payable and accrued expense.............          83,357           14,160            6,549             -        104,066
   Billings in excess of costs and estimated
       earnings on uncompleted contracts............          29,863            3,110            1,940             -         34,913
   Income taxes payable.............................           3,861            3,808               10             -          7,679
   Other current liabilities........................             451               -                -              -            451
                                                       -------------  ---------------   --------------    ------------  -----------
      Total current liabilities.....................         118,069           26,953           10,094          (7,470)     147,646
                                                       -------------  ---------------   --------------    ------------  -----------
LONG-TERM BANK DEBT.................................             851            2,701               -           23,884       27,436
SENIOR SUBORDINATED NOTES,
    net of $1,188 discount..........................         148,812               -                -               -       148,812
OTHER NON-CURRENT LIABILITIES.......................           1,498               78               -               -         1,576
                                                       -------------  ---------------   --------------    ------------  -----------
      Total liabilities.............................         269,230           29,732           10,094          16,414      325,470
STOCKHOLDERS' EQUITY:
   Preferred stock..................................               -               -                -               -            -
   Common stock.....................................             299              823               50            (825)         347
   Restricted common stock..........................              27               -                -               -            27
   Treasury stock...................................               -             (104)              -              104            -
   Additional paid-in capital.......................         319,509              669               -           70,578      390,756
   Retained earnings................................          29,578           26,091            3,247         (29,338)      29,578
                                                       -------------  ---------------   --------------    ------------  -----------
      Total stockholders' equity....................         349,413           27,479            3,297          40,519      420,708
                                                       -------------  ---------------   --------------    ------------  -----------
     Total liabilities and stockholders' equity.....   $     618,643  $        57,211   $       13,391    $     56,933  $   746,178
                                                       =============  ===============   ==============    ============  ===========

                      INTEGRATED ELECTRICAL SERVICES, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)


                                                             PREVIOUSLY
                                               IES AND         CLOSED                           PRO FORMA        PRO FORMA
                                            SUBSIDIARIES    ACQUISITIONS   PAN AMERICAN        ADJUSTMENTS        TOTAL
                                            ------------   -------------   --------------     -------------    -------------
REVENUES.................................. $     386,721   $     661,799   $       35,903     $          --    $   1,084,423
COST OF SERVICES..........................       306,052         527,234           31,293                --          864,579
                                            ------------   -------------   --------------     -------------    -------------
   GROSS PROFIT...........................        80,669         134,565            4,610                --          219,844
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES...............        47,390         106,171            3,431           (39,743)(a)      117,249
NON-CASH,  NON-RECURRING
     COMPENSATION CHARGE..................        17,036              --               --           (17,036)(b)           --
GOODWILL AMORTIZATION.....................         3,212              --               --             7,844 (c)       11,056
                                            ------------   -------------   --------------     -------------    -------------
   INCOME FROM OPERATIONS.................        13,031          28,394            1,179            48,935           91,539
OTHER INCOME (EXPENSE):
   Interest expense.......................        (1,161)         (1,160)              (1)           (3,601)(d)       (5,923)
   Interest income........................           433           1,364               47            (1,546)(d)          298
   Other, net.............................           335           1,041             (222)             (462)(d)          692
                                            ------------   -------------   --------------     -------------    -------------
OTHER INCOME (EXPENSE), NET...............          (393)          1,245             (176)           (5,609)          (4,933)
INCOME BEFORE INCOME TAXES................        12,638          29,639            1,003            43,326           86,606
PROVISION FOR INCOME TAXES................        12,690          18,290               14             6,242 (e)       37,236
                                            ------------   -------------   --------------     -------------    -------------
NET INCOME (LOSS).........................  $        (52)  $      11,349   $          989     $      37,084    $      49,370
                                            ============   =============   ==============     =============    =============


EARNING (LOSS) PER SHARE -
          BASIC -                           $       0.00                                                       $        1.32
                                            ============                                                       =============
          DILUTED -                         $       0.00                                                       $        1.31
                                            ============                                                       =============
SHARES USED IN THE
   COMPUTATION OF
   EARNINGS (LOSS)
   PER SHARE
          BASIC -                             19,753,060                                                          37,357,994
                                            ============                                                       =============
          DILUTED -                           19,753,060                                                          37,757,827
                                            ============                                                       =============

                      INTEGRATED ELECTRICAL SERVICES, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED MARCH 31, 1999
                                 (IN THOUSANDS)


                                                             PREVIOUSLY
                                               IES AND         CLOSED                          PRO FORMA         PRO FORMA
                                            SUBSIDIARIES    ACQUISITIONS    PAN AMERICAN      ADJUSTMENTS          TOTAL
                                            ------------   -------------   --------------     -------------    -------------
REVENUES.................................. $     413,404   $     114,253   $       24,518     $          --    $     552,175
COST OF SERVICES..........................       326,934          89,674           21,274              (402)(a)      437,480
                                            ------------   -------------   --------------     -------------    -------------
   GROSS PROFIT...........................        86,470          24,579            3,244               402          114,695
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES...............        45,590          24,361            1,097            (6,953)(a)       64,095
GOODWILL AMORTIZATION.....................         3,943              --               --             1,586 (c)        5,529
                                            ------------   -------------   --------------     -------------    -------------
   INCOME FROM OPERATIONS.................        36,937             218            2,147             5,769           45,071
OTHER INCOME (EXPENSE):
   Interest expense.......................        (4,923)           (552)              --              (263)(d)       (5,738)
   Interest income........................           496             322               30              (352)(d)          496
   Other, net.............................           283             282               30                --              595
                                            ------------   -------------   --------------     -------------    -------------
OTHER INCOME (EXPENSE), NET...............        (4,144)             52               60              (615)          (4,647)
INCOME BEFORE INCOME TAXES................        32,793             270            2,207             5,154           40,424
PROVISION FOR INCOME TAXES................        13,961             104               --             3,645 (e)       17,710
                                            ------------   -------------   --------------     -------------    -------------
NET INCOME ...............................  $     18,832   $         166   $        2,207     $       1,509    $      22,714
                                            ============   =============   ==============     =============    =============


EARNING PER SHARE -
          BASIC -                           $       0.59                                                       $        0.61
                                            ============                                                       =============
          DILUTED -                         $       0.58                                                       $        0.60
                                            ============                                                       =============
SHARES USED IN THE
   COMPUTATION OF
   EARNINGS
   PER SHARE
          BASIC -                             31,761,207                                                          37,357,994
                                            ============                                                       =============
          DILUTED -                           32,254,651                                                          37,851,438
                                            ============                                                       =============

                      INTEGRATED ELECTRICAL SERVICES, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.       UNAUDITED PRO FORMA BALANCE SHEET:

         The Unaudited Pro Forma Balance Sheet gives effect to the June Quarter Acquisitions which were acquired for total consideration of $109.7 million, including $49.2 million in cash and 3.6 million shares of common stock and Pan American which was acquired for total consideration of $18.3 million, including $3.0 million in cash and 1.0 million shares of common stock.

2.       UNAUDITED PRO FORMA STATEMENT OF OPERATIONS:

         The Unaudited Pro Forma Statement of Operations for the year ended September 30, 1998 for IES and Subsidiaries reflects the historical results of Houston-Stafford Electric, Inc. ("Houston-Stafford") as the accounting acquirer (restated for the effect of an acquisition accounted for as a pooling-of-interest combined) the other Founding Companies beginning February 1, 1998, and the Acquired Companies beginning on their respective dates of acquisition.

Pro Forma Adjustments consist of the following:

(a) Reflects the reduction in salaries, bonuses and benefits and lease payments to the owners of the Acquisitions. These reductions in salaries, bonuses and benefits and lease payments have been agreed to in accordance with the terms of employment agreements executed as part of the acquisitions. Such employment agreements are for five years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

(b) Includes the reversal of the $17.0 million non-cash, non-recurring compensation charge in connection with the acquisition of the Founding Companies.

(c) Reflects the amortization of goodwill recorded as a result of these acquisitions over a 40-year estimated life, as well as a reduction in historical minority interest expense attributable to minority interests that were acquired as part of the related acquisitions.

(d) Reflects the reduction of additional interest expense and income on borrowings which will be repaid and collected, respectively, subsequent to the acquisition and the reduction of certain non-recurring other income.

(e) Reflects the incremental provision for federal and state income taxes at a 38.5% overall tax rate, before non-deductible goodwill and other permanent items, related to the other statements of operations adjustments and for income taxes on the pretax income of acquired companies that have historically elected S Corporation tax status.

ITEM 7.       (C)      EXHIBITS

              23.1     Consent of Cooper, Travis & Company, PLC

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       INTEGRATED ELECTRICAL SERVICES, INC.


                                       By: /s/ STANLEY H. FLORANCE
                                           ------------------------------------
                                           STANLEY H. FLORANCE
                                           SENIOR VICE PRESIDENT AND
                                            CHIEF FINANCIAL OFFICER


Dated:  June 24, 1999

                               INDEX TO EXHIBITS

EXHIBIT
  NO.           DESCRIPTION
-------         -----------
  23.1       Consent of Cooper, Travis & Company, PLC